                                                          EXHIBIT NO. EX-99.a.20

                                 GAM FUNDS, INC.
                                 ---------------

                             Articles Supplementary

     GAM  FUNDS,   Inc.,  a  Maryland   corporation   (hereinafter   called  the
"Corporation")  registered  under  the  Investment  Company  Act of  1940  as an open-end  company  hereby  certifies,  in accordance  with the  requirements  of
Section 2-208 and Section 2-208.1 of the Maryland  General  Corporation  Law, to
the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  Corporation has authority to issue a total of One Billion Five
Hundred and Fifty Million  (1,550,000,000)  shares of stock, with a par value of one-thousandth of a dollar ($0.001) per share,  having an aggregate par value of
One  Million  Five  Hundred  Thousand  Dollars  ($1,500,000),  all of which  are considered  common  stock.  The  allocation  of shares  to each of its  existing classes and sub-classes is as follows:

Common Stock                                                Number of Shares of
Name of Series                                              Classified and Allocated
--------------                                              ------------------------

GAM International Fund - Class A                              260,000,000 shares
GAM International Fund - Class B
     GAM International Fund - Sub-Class B-0                   35,000,000 shares
     GAM International Fund - Sub-Class B-1                   35,000,000 shares
     GAM International Fund - Sub-Class B-3                   35,000,000 shares
     GAM International Fund - Sub-Class B-4                   35,000,000 shares
GAM International Fund - Class C                              75,000,000 shares
GAM International Fund - Class D                              50,000,000 shares
GAM International Fund - Class Y                              20,000,000 shares

GAM Global Fund - Class A                                     85,000,000 shares
GAM Global Fund - Class B
     GAM Global Fund - Sub-Class B-0                          15,000,000 shares
     GAM Global Fund - Sub-Class B-1                          15,000,000 shares
     GAM Global Fund - Sub-Class B-3                          15,000,000 shares
     GAM Global Fund - Sub-Class B-4                          15,000,000 shares
GAM Global Fund - Class C                                     20,000,000 shares
GAM Global Fund - Class D                                     25,000,000 shares
GAM Global Fund - Class Y                                     15,000,000 shares

GAM Pacific Basin Fund - Class A                              60,000,000 shares
GAM Pacific Basin Fund - Class B
     GAM Pacific Basin Fund - Sub-Class B-0                   10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-1                   10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-3                   10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-4                   10,000,000 shares
GAM Pacific Basin Fund - Class C                              20,000,000 shares
GAM Pacific Basin Fund - Class D                              25,000,000 shares
GAM Pacific Basin Fund - Class Y                              10,000,000 shares

GAM Europe Fund - Class A                                     60,000,000 shares
GAM Europe Fund - Class B
     GAM Europe Fund - Sub-Class B-0                          10,000,000 shares
     GAM Europe Fund - Sub-Class B-1                          10,000,000 shares
     GAM Europe Fund - Sub-Class B-3                          10,000,000 shares
     GAM Europe Fund - Sub-Class B-4                          10,000,000 shares
GAM Europe Fund - Class C                                     20,000,000 shares
GAM Europe Fund - Class D                                     25,000,000 shares
GAM Europe Fund - Class Y                                     10,000,000 shares

GAM American Focus Fund - Class A                             55,000,000 shares
GAM American Focus Fund - Class B
     GAM American Focus Fund - Sub-Class B-0                  10,000,000 shares
     GAM American Focus Fund - Sub-Class B-1                  10,000,000 shares
     GAM American Focus Fund - Sub-Class B-3                  10,000,000 shares
     GAM American Focus Fund - Sub-Class B-4                  10,000,000 shares
GAM American Focus Fund - Class C                             15,000,000 shares
GAM American Focus Fund - Class D                             25,000,000 shares
GAM American Focus Fund - Class Y                             10,000,000 shares

GAM Japan Capital Fund - Class A                              55,000,000 shares
GAM Japan Capital Fund - Class B
     GAM Japan Capital Fund - Sub-Class B-0                   10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-1                   10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-3                   10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-4                   10,000,000 shares
GAM Japan Capital Fund - Class C                              20,000,000 shares
GAM Japan Capital Fund - Class D                              12,500,000 shares
GAM Japan Capital Fund - Class Y                              10,000,000 shares

GAMerica Capital Fund - Class A                               30,000,000 shares
GAMerica Capital Fund - Class B
     GAMerica Capital Fund - Sub-Class B-0                    5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-1                    5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-3                    5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-4                    5,000,000 shares
GAMerica Capital Fund - Class C                               15,000,000 shares
GAMerica Capital Fund - Class D                               25,000,000 shares
GAMerica Capital Fund - Class Y                               5,000,000 shares

GAM American Focus Long/Short Fund - Class A                  25,000,000 shares
GAM American Focus Long/Short Fund - Class B
     GAM American Focus Long/Short Fund - Sub-Class B-0       5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-1       5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-3       5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-4       5,000,000 shares
GAM American Focus Long/Short Fund - Class C                  10,000,000 shares
GAM American Focus Long/Short Fund - Class D                  12,500,000 shares
GAM American Focus Long/Short Fund - Class Y                  5,000,000 shares

GAM International Long/Short Fund - Class A                   10,000,000 shares
GAM International Long/Short Fund - Class B
     GAM International Long/Short Fund - Sub-Class B-0        2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-1        2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-3        2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-4        2,000,000 shares
GAM International Long/Short Fund - Class C                   10,000,000 shares
GAM International Long/Short Fund - Class D                   10,000,000 shares
GAM International Long/Short Fund - Class Y                   2,000,000 shares

     SECOND:  The Board of Directors of the Corporation has adopted a resolution
(i)  reclassifying  and  reallocating  17,500,000  shares  of the  Corporation's unissued  shares of GAM  International  Fund -  Sub-Class  B-3 Common  Stock and
17,500,000 shares of the Corporation's unissued shares of GAM International Fund
- Sub-Class  B-4 Common Stock as GAM  International  Fund - Sub-Class B-2 Common
Stock; (ii) reclassifying and reallocating 7,500,000 shares of the Corporation's unissued  shares of GAM Global Fund - Sub-Class  B-3 Common Stock and  7,500,000
shares of the  Corporation's  unissued shares of GAM Global Fund - Sub-Class B-4
Common  Stock  as  GAM  Global  Fund  -  Sub-Class  B-2  Common   Stock;   (iii)
reclassifying and reallocating  5,000,000 shares of the  Corporation's  unissued shares of GAM Pacific  Basin Fund -  Sub-Class  B-3 Common  Stock and  5,000,000
shares  of the  Corporation's  unissued  shares  of  GAM  Pacific  Basin  Fund -
Sub-Class  B-4 Common  Stock as GAM Pacific  Basin Fund -  Sub-Class  B-2 Common
Stock; (iv) reclassifying and reallocating 5,000,000 shares of the Corporation's unissued  shares of GAM Europe Fund - Sub-Class  B-3 Common Stock and  5,000,000
shares of the  Corporation's  unissued shares of GAM Europe Fund - Sub-Class B-4
Common Stock as GAM Europe Fund - Sub-Class B-2 Common Stock; (v)  reclassifying and reallocating  5,000,000 shares of the  Corporation's  unissued shares of GAM
American  Focus Fund - Sub-Class B-3 Common Stock and GAM American  Focus Fund -
Sub-Class  B-4 Common  Stock as GAM American  Focus Fund - Sub-Class  B-2 Common
Stock; (vi) reclassifying and reallocating 5,000,000 shares of the Corporation's unissued  shares of GAM Japan  Capital  Fund -  Sub-Class  B-3 Common  Stock and
5,000,000 shares of the Corporation's  unissued shares of GAM Japan Capital Fund
- Sub-Class  B-4 Common Stock as GAM Japan  Capital Fund - Sub-Class  B-2 Common
Stock;   (vii)   reclassifying   and  reallocating   5,000,0000  shares  of  the
Corporation's  unissued  shares of GAMerica  Capital Fund - Sub-Class B-3 Common
Stock and 5,000,0000  shares of the  Corporation's  unissued  shares of GAMerica
Capital Fund - Sub-Class  B-4 Common Stock as GAMerica  Capital Fund - Sub-Class
B-2 Common Stock; (viii) reclassifying and reallocating  2,500,000 shares of the
Corporation's  unissued shares of GAM American Focus Long/Short Fund - Sub-Class
B-3 Common Stock and reallocating 2,500,000 shares of the Corporation's unissued shares of GAM American Focus Long/Short Fund - Sub-Class B-4 Common Stock as GAM
American  Focus   Long/Short  Fund  -  Sub-Class  B-2  Common  Stock;  and  (ix)
reclassifying and reallocating  1,000,000 shares of the  Corporation's  unissued shares of GAM  International  Long/Short  Fund - Sub-Class  B-3 Common Stock and
1,000,000  shares of the  Corporation's  unissued  shares  of GAM  International
Long/Short  Fund - Sub-Class  B-4 Common Stock as GAM  International  Long/Short
Fund - Sub-Class B-2 Common Stock.

     THIRD: Following the aforesaid reclassification and reallocation, the total number of shares the  Corporation  has  authority  to issue is One Billion  Five
Hundred and Fifty Million  (1,550,000,000)  shares of stock, with a par value of one-thousandth of a dollar ($0.001) per share,  having an aggregate par value of
One Million Five Hundred  Thousand Dollars  ($1,500,000),  and the allocation of shares to each of its classes and sub-classes is as follows:

Common Stock                                               Number of Shares of
Name of Series                                             Classified and Allocated
--------------                                             ------------------------

GAM International Fund - Class A                             260,000,000 shares
GAM International Fund - Class B
     GAM International Fund - Sub-Class B-0                  35,000,000 shares
     GAM International Fund - Sub-Class B-1                  35,000,000 shares
     GAM International Fund - Sub-Class B-2                  35,000,000 shares
     GAM International Fund - Sub-Class B-3                  17,500,000 shares
     GAM International Fund - Sub-Class B-4                  17,500,000 shares
GAM International Fund - Class C                             75,000,000 shares
GAM International Fund - Class D                             50,000,000 shares
GAM International Fund - Class Y                             20,000,000 shares

GAM Global Fund - Class A                                    85,000,000 shares
GAM Global Fund - Class B
     GAM Global Fund - Sub-Class B-0                         15,000,000 shares
     GAM Global Fund - Sub-Class B-1                         15,000,000 shares
     GAM Global Fund - Sub-Class B-2                         15,000,000 shares
     GAM Global Fund - Sub-Class B-3                           7,500,000 shares
     GAM Global Fund - Sub-Class B-4                           7,500,000 shares
GAM Global Fund - Class C                                    20,000,000 shares
GAM Global Fund - Class D                                    25,000,000 shares
GAM Global Fund - Class Y                                    15,000,000 shares

GAM Pacific Basin Fund - Class A                             60,000,000 shares
GAM Pacific Basin Fund - Class B
     GAM Pacific Basin Fund - Sub-Class B-0                  10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-1                  10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-2                  10,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-3                    5,000,000 shares
     GAM Pacific Basin Fund - Sub-Class B-4                    5,000,000 shares
GAM Pacific Basin Fund - Class C                             20,000,000 shares
GAM Pacific Basin Fund - Class D                             25,000,000 shares
GAM Pacific Basin Fund - Class Y                             10,000,000 shares

GAM Europe Fund - Class A                                    60,000,000 shares
GAM Europe Fund - Class B
     GAM Europe Fund - Sub-Class B-0                         10,000,000 shares
     GAM Europe Fund - Sub-Class B-1                         10,000,000 shares
     GAM Europe Fund - Sub-Class B-2                         10,000,000 shares
     GAM Europe Fund - Sub-Class B-3                           5,000,000 shares
     GAM Europe Fund - Sub-Class B-4                           5,000,000 shares
GAM Europe Fund - Class C                                    20,000,000 shares
GAM Europe Fund - Class D                                    25,000,000 shares
GAM Europe Fund - Class Y                                    10,000,000 shares

GAM American Focus Fund - Class A                            55,000,000 shares
GAM American Focus Fund - Class B
     GAM American Focus Fund - Sub-Class B-0                 10,000,000 shares
     GAM American Focus Fund - Sub-Class B-1                 10,000,000 shares
     GAM American Focus Fund - Sub-Class B-2                 10,000,000 shares
     GAM American Focus Fund - Sub-Class B-3                   5,000,000 shares
     GAM American Focus Fund - Sub-Class B-4                   5,000,000 shares
GAM American Focus Fund - Class C                            15,000,000 shares
GAM American Focus Fund - Class D                            25,000,000 shares
GAM American Focus Fund - Class Y                            10,000,000 shares

GAM Japan Capital Fund - Class A                             55,000,000 shares
GAM Japan Capital Fund - Class B
     GAM Japan Capital Fund - Sub-Class B-0                  10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-1                  10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-2                  10,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-3                  5,000,000 shares
     GAM Japan Capital Fund - Sub-Class B-4                  5,000,000 shares
GAM Japan Capital Fund - Class C                             20,000,000 shares
GAM Japan Capital Fund - Class D                             12,500,000 shares
GAM Japan Capital Fund - Class Y                             10,000,000 shares

GAMerica Capital Fund - Class A                              30,000,000 shares
GAMerica Capital Fund - Class B
     GAMerica Capital Fund - Sub-Class B-0                   5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-1                   5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-2                   5,000,000 shares
     GAMerica Capital Fund - Sub-Class B-3                   2,500,000 shares
     GAMerica Capital Fund - Sub-Class B-4                   2,500,000 shares
GAMerica Capital Fund - Class C                              15,000,000 shares
GAMerica Capital Fund - Class D                              25,000,000 shares
GAMerica Capital Fund - Class Y                              5,000,000 shares

GAM American Focus Long/Short Fund - Class A                 25,000,000 shares
GAM American Focus Long/Short Fund - Class B
     GAM American Focus Long/Short Fund - Sub-Class B-0      5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-1      5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-2      5,000,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-3      2,500,000 shares
     GAM American Focus Long/Short Fund - Sub-Class B-4      2,500,000 shares
GAM American Focus Long/Short Fund - Class C                 10,000,000 shares
GAM American Focus Long/Short Fund - Class D                 12,500,000  shares
GAM American Focus Long/Short Fund - Class Y                 5,000,000 shares

GAM International Long/Short Fund - Class A                  10,000,000 shares
GAM International Long/Short Fund - Class B
     GAM International Long/Short Fund - Sub-Class B-0       2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-1       2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-2       2,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-3       1,000,000 shares
     GAM International Long/Short Fund - Sub-Class B-4       1,000,000 shares
GAM International Long/Short Fund - Class C                  10,000,000 shares
GAM International Long/Short Fund - Class D                  10,000,000 shares
GAM International Long/Short Fund - Class Y                  2,000,000 shares

     FOURTH: Pursuant to those resolutions, all of the shares of Common Stock of the Corporation  previously  authorized,  except as otherwise noted herein, have the same rights and  privileges,  so that all of the Class A, Class B (including
Sub-Class B-0,  Sub-Class  B-1,  Sub-Class B-3 and Sub-Class  B-4),  Class C and
Class D Common  Stock retain all of the same rights and  privileges  as they had before adoption of the resolutions.

     FIFTH: A description of the shares so  reclassified  with the  preferences, conversion  and other rights,  voting  powers,  restrictions,  limitations as to dividends,  qualifications  and terms and  conditions  of  redemption  as set or changed by the Board of Directors of the Corporation are as follows:

     (a)  The shares of each  Series of Common  Stock  shall have the  following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

          (1)  All  consideration  received by the  Corporation for the issue or sale of shares of a Series,  together with all income,  earnings, profits and proceeds thereof, including any proceeds derived from the  sale,  exchange  or  liquidation  thereof,  and any funds or payments  derived  from  any  reinvestment  of such  proceeds  in whatever form the same may be, shall  irrevocably  belong to such
               Series for all purposes, subject only to the rights of creditors, and  shall be so  recorded  upon  the  books  of  account  of the
               Corporation.  Such consideration,  income, earnings,  profits and proceeds  thereof,  including any proceeds derived from the sale, exchange  or  liquidation  thereof,  and any  funds  or  payments derived from any reinvestment of such proceeds,  in whatever form the same may be, are herein referred to as "assets  belonging to"
               such Series.

          (2)  Dividends or distributions on shares of a Series, whether payable in stock or cash, shall be paid only out of earnings,  surplus or other assets belonging to such Series.

          (3)  In  the  event  of  the   liquidation   or   dissolution  of  the
               Corporation,  stockholders  of each  Series  shall be entitled to receive,  as a  class,  out of  the  assets  of  the  Corporation available for distribution to stockholders,  the assets belonging to the  Series  of which  they are  stockholders.  The  assets so distributable  to  the  stockholders  of  such  Series  shall  be distributed  among such  stockholders in proportion to the number of shares of the Series held by them and recorded on the books of the Corporation.

          (4)  The assets  belonging  to each Series  shall be charged  with the liabilities of the Corporation in respect of such Series and with such Series' share of the general liabilities of the Corporation, in the latter case in the proportion  that the net asset value of such  Series  bears  to the net  asset  value  of all  Series  as determined by Article FIFTH of the Articles of Incorporation. The
               determination of the Board of Directors shall be conclusive as to the  allocation  of assets  and  liabilities,  including  accrued expenses and reserves, to a given Series.

     (b)  The shares of each Class or  Sub-Class  of Common Stock shall have the following  preferences,  conversion  and other  rights,  restrictions, limitations as to dividends,  qualifications, and terms and conditions of redemption:

          (1)  Except as  otherwise  noted  herein,  Class A, Class B (including
               Sub-Class B-0,  Sub-Class B-1,  Sub-Class B-2,  Sub-Class B-3 and
               Sub-Class  B-4),  Class C,  Class D and  Class Y  Shares  of each
               Series shall  represent the same interest in the  Corporation and in each Series and have identical voting,  dividend,  liquidation and other rights.

          (2)  Class A,  Class B,  Class C,  Class D and  Class Y Shares  may be
               subject to such front-end  sales loads,  which may differ between the Classes, as may be established by the Board of Directors from time to time in  accordance  with the  Investment  Company Act of
               1940 (the "1940 Act") and applicable rules and regulations of the
               National Association of Securities Dealers, Inc.

          (3)  Expenses related solely to a particular Class (including, without limitation,  distribution  expenses  under a Rule  12b-1 plan and
               administrative   expenses  under  an  administration  or  service
               agreement, plan or other arrangement,  however designated,  which may differ  between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the
               Board  of   Directors)   in  the  net  asset  value,   dividends,
               distribution and liquidation  rights of the shares of that Class.
               The assets  belonging  to each Class  shall also be charged  with such Class's share of the general  liabilities of the Corporation in the proportion that the net asset value of such Class bears to the total net asset  value of all  Classes  of the  Corporation's
               Common Stock as  determined  by Article  FIFTH of the Articles of
               Incorporation.  The determination of the Board of Directors shall be  conclusive as to the  allocation  of assets and  liabilities, including accrued expenses and reserves, to a given Class.

          (4)  At such  times as shall be  permitted  under  the 1940 Act or any applicable  rules  and  regulations  thereunder  and  as  may  be determined  by the Board of Directors  and  disclosed in the then current prospectus for the Corporation, shares of each Class of a
               Series may be  exchanged  for shares of the same Class of another
               Series.

          (5)  Each   Sub-Class  B-0  share  of  a  Series  shall  be  converted automatically,  and  without  any action or choice on the part of the holder thereof, into the Class A shares of the same series of the  Corporation on the Sub-Class B-0  Conversion  Date. The term
               "Sub-Class  B-0  Conversion  Date"  means a date  relating to the
               "Prior  Class B Shares" as set forth in the  prospectus,  as such prospectus may be amended from time to time ("Prospectus"),  that is no later than three  months after either (i) the date on which the  eighth  anniversary  of the date of  issuance  of the shares occurs,  or  (ii)  any  such  other  anniversary  date  as may be determined  by the  Board  of  Directors  and  set  forth  in the
               Prospectus;   provided  that  any  such  other  anniversary  date
               determined  by the Board of  Directors  shall be a date that will occur prior to the anniversary date set forth in clause (i). Each
               Sub-Class B-1 share, Sub-Class B-2 share, Sub-Class B-3 share and
               Sub-Class B-4 share of a Series shall be converted automatically, and  without  any  action  or  choice  on the part of the  holder thereof,  into the  Class A  shares  of the  same  series  of the
               Corporation on the Conversion  Date. The term  "Conversion  Date"
               means a date relating to the "Class B Shares" as set forth in the
               Prospectus,  that is no later than three  months after either (i)
               the date on which the sixth  anniversary  of the date of issuance of the shares occurs,  or (ii) any such other anniversary date as may be  determined by the Board of Directors and set forth in the
               Prospectus;   provided  that  any  such  other  anniversary  date
               determined  by the Board of  Directors  shall be a date that will occur prior to the anniversary date set forth in clause (i).

     (c)  On each matter submitted to a vote of the stockholders, each holder of a share of stock  shall be  entitled  to one vote for each such  share standing in such  stockholder's  name on the books of the  Corporation irrespective of the Series or Class thereof;  provided,  however, that to the extent  class or series  voting is  required by the 1940 Act or
          Maryland law as to any such matter,  those  requirements  shall apply.
          Any fractional  share,  if any such  fractional  share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.

     (d)  Except as  provided in  Paragraphs  (a),  (b) and (c) of this  Article
          FIFTH,  the  provisions of the Articles of  Incorporation  relating to stock of the  Corporation  shall apply to shares of and to the holders of each Series and each Class of the Corporation's Common Stock.

     SIXTH:  The shares  aforesaid have been duly  reclassified  by the Board of
Directors  pursuant to the  authority  and power  contained  in the  Articles of
Incorporation of the Corporation.

     SEVENTH:  These Articles  Supplementary  shall become effective on the date that they are accepted for record by the State of Maryland.

     IN WITNESS WHEREOF, GAM Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its duly  authorized  officers who acknowledge  that these Articles  Supplementary  are the act of the Corporation,
that to the best of their  knowledge,  information  and belief all  matters  and facts set  forth  herein  relating  to the  authorization  and  approval  of the
Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                     GAM FUNDS, INC.

                                     By:  /s/ Kevin J. Blanchfield
                                          ------------------------
                                          Kevin J. Blanchfield
                                          Vice President
ATTEST:

/s/ Joseph J. Allessie
----------------------
Joseph J. Allessie
Secretary